Exhibit 99. 2

VERTRO, INC.
Q3 2011 Earnings Call Script

MIKE BUCHANAN

Thank you and good afternoon everyone. Welcome to Vertro's third quarter 2011 financial results conference call. Joining me on the call today are President and CEO Peter Corrao, CFO, Jim Gallagher and General Manager, Rob Roe.

I'd like to remind everyone that today's comments include forward-looking statements. These statements are subject to risks and uncertainties that may cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties will be outlined at the end of this conference call, and are also detailed in our filings with the SEC.

Before handing over to Peter, let me review how we measure our financial performance. In addition to the standard GAAP measurements, we utilize certain profitability based metrics to evaluate our period-to-period and year-over-year performance.

They are:

EBITDA, (earnings from continuing operations before interest, income taxes, depreciation and amortization),

Adjusted EBITDA, (EBITDA as adjusted for non-cash compensation expense and non-recurring items),

Adjusted income/loss, and

Adjusted income/loss per share.

A description of our reasons for utilizing these measures, as well as our definition of them and their reconciliation to the corresponding GAAP measurements can be found in the earnings release we issued today.

Certain of the ALOT user metrics we'll be discussing this afternoon are broken out by 'Region One' and 'rest-of-world' (ROW). As a reminder, Region One comprises English speaking users in the U.S., Canada, U.K., Ireland, Australia and New Zealand.

To comply with the SEC's guidance on “fair and open disclosure,” we have made this conference call publicly available via audio webcast through the investor relations section of our website at www.vertro.com, and a replay of this conference call will be available for 90 days. I'd now like to turn the call over to President and CEO, Peter Corrao. Peter?

PETER CORRAO

Thanks Mike and good afternoon everyone; thanks for joining us.

During the third quarter of 2011, Vertro was presented with a combination of challenges that affected our revenues and overall results, some of which originated in the second quarter, and were largely brought under control in the third quarter and early in the current quarter. While I am disappointed with the results for the quarter, I am pleased with the response from our team. We moved quickly and put initiatives in place to address the changes in our business, and as a result, we exited the quarter on a more sound footing and the stage has been set for improvement in our financial results.

We had anticipated a down quarter due to the effect of the change in our Search Engine Results Page, or SERP, which was implemented in June, 2011. Initially, we were uncertain as to how the changes in the SERP configuration would affect our buying model and how it would affect our ability to acquire users. Therefore, we decided to reduce our daily customer acquisition costs, or ad spending, in June and July. The residual effects from the reduction in ad spending resulted in fewer total users, and subsequently decreased revenues per user, early in the quarter. Customer acquisition costs are recognized in the period in which they are spent, but the users monetize over a lifetime longer than the current period. However, in the middle of the third quarter, the roll out of our new Homepage product began to show significant increases in expected Life Time Values (LTVs) per user compared to recent trends. Based on these expected lifetime values, we increased our spending at this point, and continued to spend throughout the remainder of the quarter under the assumption that most of the benefits of this spending would be received over the lifetime values of the users in subsequent future quarters. So, our strong spending late in the quarter was immediately expensed, which added to our losses in Q3, while the majority of the revenues should be realized in Q4 and the remainder throughout 2012.

In order to properly assimilate the SERP change and its effects on our user base, we adjusted our buying model, basically rebuilding it, as we gradually accumulated new, reliable pricing data. Indirectly, this caused some buying inefficiencies, making us unable to acquire our desired number of users at appropriate prices. These inefficiencies arose from our lack of pricing history, which I just mentioned, and caused the average cost to acquire a user to increase. We also experienced buying inefficiencies due to changes to our direct marketing advertisements that were required to be made at the request of a third party advertising network. This issue was addressed successfully at the time and we continue to develop new advertising methods as third party requirements evolve. We continue to work through advertising policy issues and we believe that the application of our new methods will enable us to achieve the needed margin levels and volumes required for growth.

Additionally, the mandated change to our SERP that we implemented in June caused a reduction in the number of overall advertising impressions, driving down click-through rates on advertising. Total search queries fell by 7% to 250 million queries. Queries made by users in English speaking countries (Region 1) fell by 10 million, or 9%, while queries made in the Rest of the World (ROW) fell by 7.4 million, or 4.9%.

Total users fell by 100,000, or 1%, from 8.3 million users to 8.2 million users. The impact on revenues, however, was more significant as there was a notable shift in customer mix during the quarter. While there was a reduction in users in Region 1, there was a corresponding increase in users in the non-English speaking markets, or what we call Rest of World, where growth is high. However, total revenue per user is lower in the Rest of World due to the lower advertising rates in these markets. Overall, Vertro's international users have increased as a percentage of total users to 58%, whereas Region One users represent 42% of the total quarter end figure. As of the end of Q3, we had 3.9 million Region One users, a decline of 200,000 users or approximately 4.9%, compared to Q2, and 4.3 million Rest of the World users, an increase of 100,000 users or approximately 2.4%, from the prior quarter.

Lastly, gross revenue achieved during the quarter did not meet our targets set with key monetization partners in a tiered rate structure. This resulted in a reduction of our revenue sharing rates from June through September, driving down net revenue per click and per search.

So as you can see, we faced a number of challenges to our revenue model during the third quarter, most of which arose from the mandated change to our SERP. We believe we have addressed the challenges the changes to our SERP presented, and have made appropriate changes to our buying models. During the latter half of the quarter, when we were confident as to the consistency of our results, we increased our ad spending to prior levels. We anticipate that this should result in a rebound in the fourth quarter and we are poised to capitalize on the upcoming holiday buying season, as we will be operating at improved levels.

I would like to now touch on our positive trends and the expected drivers of our future growth.

We believe our average daily revenue reached its bottom in Q3 and current rates are 20% above that low point. This should enable us to achieve our gross revenue targets and the higher tiered revenue sharing rate at some point during the fourth quarter. Attrition rates improved across key worldwide markets due to better targeting as well as product enhancements and the introduction of our new home page. The introduction of the new Homepage has resulted in significant improvements in revenue per install, with increases in revenue achieving average rates above 30% compared to recent trends. We believe the new version of our Homepage product's strong increases in revenue rates are due to a combination of better performance, increased usage as well as lower attrition rates, which I just mentioned.

The company continues to build on its already strong base of app offerings, adding apps designed to appeal to the user in established areas of interest such as general user friendly utility apps, and those that focus on entertainment and music, online shopping, food, games, and social media networks. We expect the new apps to further increase distribution and we have a continuing pipeline of releases planned. Some of the new apps are also designed to increase the Life Time Value of the user, by lowering attrition, while others are designed to enable us to diversifying our revenue stream by increasing non-search revenue. Optimally, our new products will include a component of all three of these goals, in varying degrees.

We expect to return to growth in Q4, realizing gradually improving returns, and we look forward to achieving our revenue goals, based on the organic growth that we expect to generate from the continued successful execution of our Appbar strategy.

Now before I turn the call over to Jim, I would like to take a moment to talk specifically about our planned merger with Inuvo, Inc., as it is an important component of our long term strategic plans. I want to start off by saying that, with the guidance of our investment bankers, the merger was decided after both companies conducted market testing, extensive due diligence and a fairness analysis. Vertro's Board determined that recommending this particular transaction would be in the best interest of our stockholders. The combination of the two companies has great potential, as it should allow us to monetize an enormous amount of traffic over diverse revenue streams such as search, e-commerce, display and affiliate programs. In addition, the synergies we expect to realize will affect both earnings and revenues. The anticipated cost savings should have an immediate effect on our earnings, while the combinations of the various products will enable us to offer increasingly rewarding benefits that will attract and retain the consumer and result in increased revenues.

In regards to product potential, we believe the combination of the ALOT direct to consumer marketing experience and existing user base provides an excellent platform for the distribution of consumer applications will enable us to more aggressively compete in the multi-platform distribution and Internet publishing sector. We expect to build apps similar in concept to Vertro's ALOT Rewards app, which was a collaborative product that we released during the third quarter, using Inuvo's BargainMatch platform. These apps should help us increase retention or Life Time Value of the user and greatly increase search revenues per user. Additionally, we believe we will be able to attract users who will give us a significantly higher value through the revenue generating capabilities that the Inuvo products, such as BargainMatch and Kowabunga, for example, bring to the table.

Aside from the synergies in the two companies' products and the potential they have, the combination should immediately impact our bottom line. Our operational cost savings should be approximately $2.4 million annually, obtained through the elimination of redundant public company costs and other operational efficiencies.

In summary, this merger capitalized on increasing growth in the Internet user experience and our combined strengths in attracting and keeping high quality users. The expected synergies and cost savings as a combined company should achieve the goal of increasing shareholder value immediately and over the long term. I am extremely excited at our company's potential ability to attract consumers in order to provide them with multiple options to engage in the Internet. We believe that further opportunities in global markets will be significant going forward. Our plan is to assimilate the company's operations and products as quickly as possible after the expected closing. Most importantly, we expect to produce adjusted EBITDA profit, excluding deal cost, in the first quarter of operations as a combined company. We expect the registration statement on form S-4 for the transaction to be filed early next week.

As we continue to move forward through the remainder of the fourth quarter and into 2012, we will continue to focus on attracting new, high quality, long term users that will further increase distribution and Life Time Value through greater user retention, as well as diversify revenue streams through multiple product offerings. Overall, we believe that we have met the challenge presented during Q2 and Q3 regarding the SERP changes. While it was a temporary setback, we believe the issues were dealt with effectively within the quarter. We are looking forward to a return to growth in Q4 and beyond. We look forward to the coming quarters and the prospects of both strong organic growth and the synergistic growth that we expect to arise from our planned merger with Inuvo, Inc.

With that said, let me hand the call over to Jim to discuss our financial results. Jim?

JAMES GALLAGHER

Thanks Peter and good afternoon everyone.

As Peter explained, Q3 presented Vertro with a number of challenging issues, primarily concerning the changes we were required to make to our SERP that impacted revenues and overall results.

For the quarter, total revenues were $6.3 million compared to $7.5 million in Q2 2011. This represented a decline of $1.2 million. As Peter outlined, the revenue decline was the result of a number of external factors arising from the mandated change in our SERP as well as an internal decision to reduce customer acquisition costs during June and July. As was previously noted, the reduction in our customer acquisition costs directly causes a decline in users, which results in fewer searches and consequently reduced revenues. While the factors were all interrelated, I will put it simply that we were unable to acquire our desired number of users at the appropriate prices. With that said, we are in the process of returning to growth during fourth quarter as our direct marketing efforts are back on track, we are broadening our scope and scale of our product offerings and our Operating Expense, or OPEx, remains steady.

As to our OPEx, we were able to maintain tight control of our expenses, with total operating costs of $2.2 million, which is the same as in the prior quarter, after making substantial cuts to our costs in the first quarter of 2011.

We experienced a loss from continuing operations in the third quarter of 2011 of $1.6 million, or ($0.22) per diluted share as compared to a loss from continuing operations of $300,000, or ($0.05) per diluted share in the previous quarter. EBIDTA and Adjusted EBITDA for the third quarter of 2011 reflected a loss of $1.3 million and $0.9 million, respectively, as compared to an EBITDA loss of $0.2 million and an adjusted EBITDA income of $100,000 in the prior quarter.
Adjusted net income was $12 million, or $1.60 per diluted share, in the third quarter of 2011. This figure is a direct result of income from discontinued operations of approximately $13 million during the quarter. As some of you may recall in March of 2009, we sold the assets of our MIVA Media Division and any transactions and adjustments related to the MIVA Media Division were thereafter classified as discontinued operations. This quarter's net income from discontinued operations represents a reversal of the accumulation of prior net foreign currency translation adjustments of approximately $12.9 million that arose as part of the former MIVA Media EU operations. During the third quarter, the accumulated balance was released to net income as the related foreign entity's net assets have been substantially liquidated.

Cash and cash equivalents decreased to $ 4.0 million as of September 30, 2011, a decrease of $0.9 million from June 30, 2011 cash of $4.9 million. The decrease was primarily due to reduced cash flow from operations, as we tackled the issues Peter previously outlined. We believe that we currently have sufficient cash for continuing ongoing operations and I want to point out that we continue to maintain our untapped financing facility with Bridge Bank, which was renegotiated in June 2011.

With that, I'm going to hand the call back to the operator for any questions. Operator?

Q&A SESSION

MIKE BUCHANAN

This conference call contained certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as “plan,” “will,” “intend,” “anticipate,” “believe” or “expect,” or variations of such words and similar expressions are intended to identify such forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, including our proposed merger with Inuvo, Inc. (2) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (3) our ability to develop and successfully market new products and services, (4) the potential acceptance of new products in the market, and (5) the impact of changes to our monetization partners implementation guidelines.
These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including Form 10-Q for Q3 2011. In addition, past performance cannot be relied upon as a guide to future performance.

That concludes our call today; thank you for listening.

Additional information will be filed with the Securities and Exchange Commission

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed Merger between Inuvo and Vertro will be submitted to the respective stockholders of Inuvo and Vertro for their consideration. In connection with the proposed Merger, Inuvo intends to file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 that will include a joint proxy statement of Inuvo and Vertro that also constitutes a prospectus of Inuvo. The joint proxy statement/prospectus will describe the planned meeting of each of Inuvo's and Vertro's stockholders and the registration of the securities of Inuvo to be issued in the Merger. The joint proxy statement/prospectus will contain important information about Inuvo, Vertro, the proposed Merger and related matters. Inuvo and Vertro will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS AND SECURITY HOLDERS OF INUVO AND VERTRO ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of all documents filed with the SEC, including by Inuvo and Vertro, when they become available, through the website maintained by the SEC at www.sec.gov. Inuvo and Vertro make available free of charge at www.inuvo.com and www.vertro.com, respectively (in the “Investors” section and the “Financial Information” section, respectively), copies of materials they file with, or furnish to, the SEC, or investors and stockholders may contact Inuvo at (727) 324-0211 or Vertro at (646) 253-0606 to receive copies of documents that each company files with or furnishes to the SEC.

Participants in the Merger Solicitation

Inuvo, Vertro, and certain of their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Inuvo and Vertro in connection with the proposed transaction. Information about the directors and executive officers of Inuvo is set forth in its proxy statement for its 2011 annual meeting of stockholders, which was filed with the SEC on May 2, 2011. Information about the directors and executive officers of Vertro is set forth in its proxy statement for its 2011 annual meeting of stockholders, which was filed with the SEC on April 29, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.